UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                       Date of Report:  July 21, 2005


                         Home Federal Bancorp, Inc.
         (Exact name of registrant as specified in its charter)

   Federal                       000-50901                  20-0945587
(State or other jurisdiction  (Commission File          (I.R.S. Employer
 of incorporation)                 Number)             Identification No.)

                            500 12th Avenue South
                             Nampa, Idaho  83651
             (Address of principal executive offices and zip code)

                               (208) 466-4634
               (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

On July 21, 2005, Home Federal Bancorp, Inc. issued its earnings release for the third quarter ended June 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
-------------------------------------------

      (c)    Exhibits

      99.1   Press release of Home Federal Bancorp, Inc. dated July 21, 2005

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   HOME FEDERAL BANCORP, INC.

  Date:  July 21, 2005             By:  /s/ Daniel L. Stevens
                                        -------------------------------------
                                        Daniel L. Stevens
                                        President and Chief Executive Officer

                                 Exhibit 99.1

                                  Contact:
                                  Home Federal Bancorp, Inc.
                                  Daniel L. Stevens, Chairman, President & CEO
                                  Robert A. Schoelkoph, SVP, Treasurer & CFO
                                  208-466-4634
                                  www.myhomefed.com

PRESS RELEASE - For Immediate Release
------------------------------------------------------------------------------

       HOME FEDERAL BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

Nampa, ID (July 21, 2005) - Home Federal Bancorp, Inc. (the "Company") (Nasdaq:HOME), the parent company of Home Federal Bank (the "Bank"), today reported net income of $1.8 million, or $0.12 per share, for the quarter ended June 30, 2005, compared to $1.3 million for the same period a year ago. Net income for the nine months ended June 30, 2005 was $3.5 million, or $0.24 per share, compared to $3.3 million for the same nine-month period a year ago. Results for the nine months ended June 30, 2005 include a $386,000 pre-tax gain on the sale of a former branch and a $1.8 million pre-tax expense for establishing the Home Federal Foundation, Inc. (the "Foundation"). Excluding the gain on the sale of the branch and the expense for establishing the Foundation, the Company had net income of $4.4 million, or $0.30 per share, for the nine months ended June 30, 2005.

On December 6, 2004, the Bank completed its mutual holding company reorganization, at which time the Bank converted to stock form and the Company was organized. As a result, comparisons to prior periods refer to the resultsof the Bank as a federal mutual savings and loan association, and per share data is not applicable. The per share data for the nine months ended June 30, 2005 is being reported on shares outstanding from December 6, 2004 through June 30, 2005. In connection with the reorganization, the Company received $53.6 million in net proceeds from a minority stock offering.

The following table reconciles the Company's actual net income to pro forma net income for the nine months ended June 30, 2005, exclusive of the sale of the branch and the contribution to the Foundation, and as adjusted for Federal and state taxes (in thousands, except per share data):

                                   Nine Months Ended
                                        June 30,
                               ------------------------
                                   2005         2004
                               ------------------------

Pro forma disclosure                   (unaudited)
 Net income, as reported         $3,546         $3,271

 Sale of branch                    (386)             -

 Contribution to Foundation       1,825              -

 Federal and state income tax
  expense                          (561)             -
                               --------       --------
 Pro forma net income            $4,424         $3,271
                               ========       ========
Earnings per share
  Basic as reported               $0.24          nm (1)
  Pro forma basic                 $0.30          nm (1)

(1) Earnings per share information is not meaningful. The Company did not complete its minority stock offering until December 6, 2004.

Home Federal Bancorp, Inc.
July 21, 2005
Page 2 of 7

Revenues for the quarter ended June 30, 2005, which consisted of net interest income before the provision for loan losses and noninterest income, increased 17% to $8.3 million for the quarter, compared to $7.1 million for the quarter ended June 30, 2004. Revenues for the nine months ended June 30, 2005 increased 18% to $23.6 million, compared to $20.0 million for the same period of last year. Net interest income before the provision for loan losses increased 24% to $5.6 million for the quarter ended June 30, 2005, compared to $4.5 million for the same quarter of the prior year. For the nine months ended June 30, 2005, net interest income before the provision for loan losses increased 24% to $16.1 million, compared to $13.0 million for the nine months ended June 30, 2004.

For the quarter ended June 30, 2005, net interest income after provision for loan losses grew 31% to $5.5 million, compared to $4.2 million for the same quarter a year ago. Net interest income after provision for loan losses for the nine months ended June 30, 2005 increased 29% to $15.6 million, compared to $12.1 million for the same period of the prior year.

The Company's net interest margin decreased 21 basis points to 3.64% for the quarter ended June 30, 2005, from 3.85% for the same quarter last year. The net interest margin for the nine months ended June 30, 2005 decreased 28 basis points to 3.61% from 3.89% for the same period a year earlier. During the quarter ended December 31, 2004, the Company invested the majority of the proceeds from the Company's minority stock offering in lower-yielding mortgage-backed securities which was the primary reason for the decrease in the net interest margin for the quarter and the nine months ended June 30, 2005.

Noninterest income increased 4% to $2.7 million for the quarter ended June 30, 2005, compared to $2.6 million for the same quarter a year ago. Other noninterest income includes the receipt of $460,000 in net life insurance proceeds as a result of the death of a former Bank officer. The Company also wrote down the value of its mortgage servicing rights by $200,000. For the nine months ended June 30, 2005, noninterest income increased 9% to $7.6 million, compared to $7.0 million for the same period of the prior year. The increase in other noninterest income is primarily attributable to the $386,000 gain on the sale of a branch and the receipt of $460,000 in life insurance proceeds which is offset by a $300,000 impairment of the Company's mortgage servicing rights.

Noninterest expense for the quarter ended June 30, 2005 increased 17% to $5.5 million, compared to $4.7 million for the comparable period a year earlier. Included in other noninterest expense was a $210,000 death benefit paid to the family of a former Bank officer, pursuant to a non-qualified retirement plan. The efficiency ratio was relatively unchanged at 66.76% for the third quarter, compared to 66.41% for the same quarter last year. Noninterest expense for the nine months ended June 30, 2005 increased 28% to $17.8 million, compared to $13.9 million for the nine months ended June 30, 2004. The $3.9 million increase was primarily a result of the $1.8 million contribution to the Foundation, the $210,000 death benefit paid to the family of a former Bank officer, additional employee compensation and professional expenses related to being a publicly held company. The efficiency ratio was 75.25% for the first nine months of fiscal year end 2005, compared to 69.75% for the same period of last fiscal year. Excluding the non-recurring contribution to the Foundation and the gain on sale of the branch, the efficiency ratio was 68.66% for the first nine months of fiscal year end 2005. The efficiency ratio indicates how much is spent on non-interest expenses as a percentage of total revenue.

Home Federal Bancorp, Inc.
July 21, 2005
Page 3 of 7

Total assets increased 31% to $679.2 million at June 30, 2005 compared to $519.3 million a year earlier. Total assets at June 30, 2005 decreased $64.7 million, or 9%, from $743.9 million at September 30, 2004. Assets at September 30, 2004 included $220.8 million that was received from subscribers in the Company's minority stock offering. These subscription funds were subsequently refunded to subscribers in the quarter ended December 31, 2004 as a result of a change in the appraisal of the Company, which increased the valuation range of the minority stock offering. Following the refund to subscribers, the Company conducted a resolicitation and received $153.1 million from subscribers. The Company's minority stock offering, however, was oversubscribed and as a result, $97.2 million of the $153.1 million of subscription funds received by the Company were returned to investors in the quarter ended December 31, 2004.

Net loans at June 30, 2005, increased 12% to $433.9 million, compared to $386.8 million at June 30, 2004. Single family lending represented 61% of the Bank's loan portfolio at June 30, 2005, compared to 63% at June 30, 2004. Commercial real estate loans accounted for 29% of the Bank's loan portfolio at June 30, 2005, compared to 27% at June 30, 2004.

Credit quality remains high, as non-performing assets were $1.1 million, or 0.16% of total assets, at June 30, 2005, compared to $723,000, or 0.10% of total assets, at September 30, 2004 and $676,000, or 0.13% of total assets, at June 30, 2004. The allowance for loan losses was $2.9 million, or 0.66% of gross loans, including loans held for sale, at June 30, 2005 as compared to $2.6 million, or 0.66% of gross loans, at September 30, 2004 and $2.7 million, or 0.69% of gross loans, at June 30, 2004.

Deposits increased 14% to $381.1 million at June 30, 2005 compared to $333.5 million at June 30, 2004. In connection with the mutual holding company reorganization and the minority stock offering, stockholders' equity increased $55.1 million. In total, stockholders' equity increased $60.0 million to $103.7 million at June 30, 2005 compared to $43.7 million a year earlier. The Company's book value per share as of June 30, 2005 was $6.82 per share based upon 15,208,750 outstanding shares of common stock.

About the Company:

Home Federal Bancorp, Inc. is a savings and loan holding company headquartered in Nampa, Idaho. It is the subsidiary of Home Federal MHC, a federally chartered mutual holding company, and the parent company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho, which includes Ada, Canyon, Elmore and Gem Counties, through 15 full-service banking offices and two mortgage loan centers. For more information, visit the Company's web site at www.myhomefed.com


Forward Looking Statements:

Statements in this report regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development, commercial real estate and consumer lending and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp,

Home Federal Bancorp, Inc.
July 21, 2005
Page 4 of 7

Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Home Federal Bancorp, Inc.
July 21, 2005
Page 5 of 7

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS                         June 30,            September 30,         June 30,
(In thousands, except share data) (Unaudited)        2005                   2004                2004
                                                   ---------            -------------        ----------
ASSETS
  Cash and amounts due from depository
   institutions                                    $ 21,577               $215,663            $ 13,694
  Mortgage-backed securities available
   for sale, at fair value                           17,910                    871                 893
  Mortgage-backed securities held to
   maturity, at cost                                164,337                 96,595              82,653
  Federal Home Loan Bank stock, at cost               9,591                  7,317               7,117
  Loan receivable, net of allowance for
   loan losses of  $2,903, $2,637, and
   $2,706                                           433,892                392,634            386,837
  Loans held for sale                                 3,521                  3,577              1,813
  Accrued interest receivable                         2,337                  2,019              1,797
  Property and equipment, net                        11,226                 10,967             10,346
  Mortgage servicing rights, net                      2,752                  3,152              3,303
  Bank owned life insurance                          10,009                 10,052              9,947
  Real estate and other property owned                  604                    113                114
  Other assets                                        1,467                    907                737
                                                   --------               --------           --------
   TOTAL ASSETS                                    $679,223               $743,867           $519,251
                                                   ========               ========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposit accounts
  Demand deposits                                  $167,684               $153,409          $149,956
  Savings deposits                                   25,375                 25,453            25,104
  Certificates of deposit                           188,052                164,225           158,462
                                                   --------               --------          --------
    Total deposit accounts                          381,111                343,087           333,522
  Advances by borrowers for taxes and
   insurance                                          2,053                  3,716             1,840
  Interest payable                                    1,648                  1,420             1,283
  Deferred compensation                               2,867                  2,463             1,976
  Federal Home Loan Bank advances                   181,750                122,797           131,756
  Deferred income tax liability                       1,548                  2,264             2,120
  Other liabilities                                   4,505                223,023             3,078
                                                   --------               --------          --------
    Total liabilities                               575,482                698,770           475,575
STOCKHOLDERS' EQUITY
 Serial preferred stock, $.01 par
  value; 5,000,000 authorized
  issued and outstanding, none                           -                      -                 -
 Common stock, $.01 par value;
  50,000,000 authorized, issued
  and outstanding:
   June 30, 2005 15,208,750 issued
    and outstanding                                    152                      -                 -
   September 30, 2004 none issued
    and outstanding
   June 30, 2004 none issued and
    outstanding
 Additional paid-in capital                         59,909                      -                 -
 Retained earnings                                  48,359                 45,099            43,686
 Unearned shares issued to employee
  stock ownership plan                              (4,635)                     -                 -
 Accumulated other comprehensive loss                  (44)                    (2)              (10)
                                                  --------
   Total stockholders' equity                      103,741                 45,097            43,676
                                                  --------               --------          --------
   TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY                                        $679,223               $743,867          $519,251
                                                  ========               ========          ========

Home Federal Bancorp, Inc.
July 21, 2005
Page 6 of 7


HOME FEDERAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME                       Three Months Ended          Nine Months Ended
(In thousands, except share data) (Unaudited)                June 30,                    June 30,
                                                        -------------------        --------------------
                                                         2005         2004           2005         2004
                                                        -------      ------        --------    --------
Interest and dividend income:
  Loan interest                                         $6,666       $5,948         $19,050    $17,889
  Investment interest                                       11           10             271         79
  Mortgage-backed security interest                      2,071          859           5,479      1,918
  Federal Home Loan Bank dividends                           -           67              30        215
                                                       -------      -------         -------    -------
    Total interest and dividend income                   8,748        6,884          24,830     20,101
                                                       -------      -------         -------    -------
Interest expense:
  Deposits                                               1,602        1,233           4,492      3,617
  Federal Home Loan Bank advances                        1,531        1,158           4,240      3,456
                                                       -------      -------         -------    -------
    Total interest expense                               3,133        2,391           8,732      7,073
                                                       -------      -------         -------    -------
    Net interest income                                  5,615        4,493          16,098     13,028

Provision for loan losses                                  161          300             456        900
                                                       -------      -------         -------    -------
    Net interest income after provision
     for loan losses                                     5,454        4,193          15,642     12,128
                                                       -------      -------         -------    -------
Noninterest income:
  Service charges and fees                               2,146        2,030           6,057      5,504
  Gain on sale of loans                                     62           77             202        421
  Increase in cash surrender value of bank
   owned life insurance                                     91          122             253        371
  Loan servicing fees                                      166          168             506        500
  Mortgage servicing rights, net                          (245)         287            (399)       173
  Other                                                    472          (68)            931        (12)
                                                       -------      -------         -------    -------
   Total noninterest income                              2,692        2,616           7,550      6,957
                                                       -------      -------         -------    -------
Noninterest expense:
  Compensation and benefits                              3,195        2,753           9,344      8,094
  Occupancy and equipment                                  690          686           2,091      2,062
  Data processing                                          427          374           1,246      1,098
  Advertising                                              239          309             889        824
  Postage and supplies                                     186          193             584         60
  Professional services                                    276           73             698        253
  Insurance and taxes                                       91          117             241        325
  Charitable contribution to Foundation                      -            -           1,825          -
  Other                                                    442          216             878        682
                                                       -------      -------         -------    -------
   Total noninterest expense                             5,546        4,721          17,796     13,939
                                                       -------      -------         -------    -------
Income before income taxes                               2,600        2,088           5,396      5,146

Income tax expense                                         802          770           1,850      1,875
                                                        ------       ------         -------    -------
   NET INCOME                                           $1,798       $1,318         $ 3,546    $ 3,271
                                                        ======       ======         =======    =======
Earnings per common share:
  Basic                                                  $0.12        nm (1)          $0.24      nm (1)
  Diluted                                                $0.12        nm (1)          $0.24      nm (1)

Weighted average number of shares outstanding:
  Basic                                             14,735,474        nm (1)     14,725,923      nm (1)
  Diluted                                           14,735,474        nm (1)     14,725,923      nm (1)

(1)  Shares outstanding and earnings per share information are not meaningful.  The Company did not complete its minority stock offering until December 6, 2004 and did not have any outstanding shares prior to that date.

Home Federal Bancorp, Inc.
July 21, 2005
Page 7 of 7

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY                  At Or For The Nine         At Or For The
ADDITIONAL FINANCIAL INFORMATION                             Months Ended              Year Ended
(Dollars in thousands, except share data) (Unaudited)        June 30, 2005            Sept. 30, 2004
                                                          --------------------     --------------------
FINANCIAL CONDITION DATA
   Average interest-earning assets                             $595,097                  $465,384
   Average interest-bearing liabilities                         494,649                   409,591
   Net average earning assets                                   100,448                    55,793
   Average interest-earning assets to average
    interest-bearing liabilities                                 120.31%                   113.62%
   Stockholders' equity to assets                                 15.27%                     6.06%

ASSET QUALITY
   Allowance for loan losses                                      2,903                    2,637
   Non-performing loans                                             449                      610
   Non-performing assets                                          1,053                      723
   Allowance for loan losses to non-
    performing loans                                             646.55%                 432.30%
   Allowance for loan losses to gross loans
    and loans held for sale                                        0.66%                   0.66%
   Non-performing loans to gross loans
    And loans held for sale                                        0.10%                   0.15%
   Non-performing assets to total assets                           0.16%                   0.10%




                                          At Or For The Three Months             At Or For The Nine Months
                                                Ended June 30,                         Ended June 30,
                                          --------------------------             -------------------------
                                           2005                2004               2005               2004
                                          -------             ------             ------             ------
SELECTED PERFORMANCE RATIOS
 Return on average assets (1)             1.10%               1.05%              0.75%               0.91%
 Return on average equity (1)             6.92%               nm (4)             5.30%               nm (4)
 Net interest margin (1)                  3.64%                3.85%             3.61%               3.89%
 Efficiency ratio                        66.76%               66.41%            75.25%              69.75%
 Efficiency ratio, excluding
  non-recurring items (2)                66.76%               66.41%            68.66%              69.75%


 PER SHARE DATA
 Basic earnings per share                $0.12                nm (4)            $0.24               nm (4)

  Diluted earnings per share             $0.12                nm (4)            $0.24               nm (4)
  Book value per share                    6.82                nm (4)             6.82               nm (4)
  Cash dividends declared per share       0.05                nm (4)             0.05               nm (4)
  Average number of shares
   outstanding:
   Basic (3)                        14,735,474                nm (4)       14,725,923               nm (4)
   Diluted (3)                      14,735,474                nm (4)       14,725,923               nm (4)

  (1) Amounts are annualized.
  (2) Noninterest expense divided by net interest income plus noninterest income.  The pro forma efficiency ratio for the nine months ended June 30, 2005 excludes the effect of the $1.8 million contribution to the Foundation and the $386,000 gain on sale of a branch.
  (3) Amounts calculated exclude Employee Stock Ownership Plan shares not committed to be released.
  (4) Shares outstanding and earnings per share information are not meaningful.  The Company did not complete its minority stock offering until December 6, 2004.
